Exhibit 13.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ivica Krolo, to the best of my knowledge certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

1.)
that the Annual Report on Form 20-F of Birkenstock Holding plc for the year ended September 30, 2025, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.)
that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Birkenstock Holding plc.

Dated: December 18, 2025	/s/ Ivica Krolo
Ivica Krolo
Principal Financial Officer – Birkenstock Holding plc